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CUSIP No. 66986W 10 8                                        Page 16 of 16 Pages
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                                    EXHIBIT 1

                                  JOINT FILING

     Kirk Family Limited Partnership, Kirk Eye Center, S.C., Scott H. Kirk, M.D. and Kent A. Kirk, M.D. agree that the Schedule 13G to which this Agreement is attached is being filed on behalf of each of Kirk Eye Center, S.C., Scott H. Kirk, M.D. and Kent A. Kirk, M.D.

Date: February 13, 2003

                                        KIRK FAMILY LIMITED PARTNERSHIP

                                        By:  Kirk Eye Center, S.C., its General
                                             Partner


                                             By:  /s/ SCOTT H. KIRK, M.D.
                                                  -----------------------------
                                             Its: President


                                        KIRK EYE CENTER, S.C.


                                        By:  /s/ SCOTT H. KIRK, M.D.
                                             -----------------------------------
                                        Its: President


                                        By:  /s/ SCOTT H. KIRK, M.D.
                                             -----------------------------------
                                             Scott H. Kirk, M.D.


                                        By:  /s/ KENT A. KIRK, M.D.
                                             -----------------------------------
                                             Kent A. Kirk, M.D.